UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2023

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 16th Street

San Francisco, California 94103

(Address of principal executive offices, including Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreements

On February 28, 2023, Invitae Corporation (the “Company”) announced it has entered into separate, privately negotiated purchase and exchange agreements (collectively, the “Exchange Agreements”) with certain holders of the Company’s currently outstanding 2.00% Convertible Senior Notes due 2024 (the “Old Notes”). Pursuant to the Exchange Agreements, the Company will (a) exchange $305,727,000 aggregate principal amount of the Old Notes for $275,257,000 aggregate principal amount of its new 4.5% Series A Convertible Senior Secured Notes due 2028 (the “Series A New Notes”) and 14,219,859 shares (the “New Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (b) issue and sell $30,000,000 aggregate principal amount of its new 4.5% Series B Convertible Senior Secured Notes due 2028 (the “Series B New Notes” and, together with the Series A New Notes, the “New Notes”) for cash (collectively, the “Transactions”). The New Notes and New Shares will be issued in private placements exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes will be issued pursuant to an indenture (the “New Notes Indenture”). The Transactions are subject to customary closing conditions and are expected to close on or about March 7, 2023.

The New Notes Indenture

The Notes will accrue interest at a rate of 4.5% per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on March 15, 2028, unless earlier repurchased, redeemed or converted.

Based on the initial conversion price of $2.5800, the New Notes will be convertible into 118,316,667 shares of Common Stock, subject to the potential issuance of additional shares in the event of optional redemptions or Major Transactions (discussed below).

At any time prior to the 60th day prior to the maturity date of the New Notes, the Company will have the option to redeem all or any portion of the principal amount of the New Notes for cash equal to the principal amount of the New Notes to be redeemed, subject to certain conditions specified in the New Notes Indenture. Upon redemption of any New Notes, the Company will (i) issue Warrants (as defined below) covering the same number of shares of Common Stock underlying, and at an exercise price equal to the conversion price of, the redeemed New Notes, unless the aggregate principal amount of New Notes outstanding represents less than 10% of the aggregate principal amount of New Notes initially issued and certain other conditions are satisfied, and (ii) make a make-whole payment as determined pursuant to the New Notes Indenture, together with accrued and unpaid interest through the redemption date. In addition, in certain circumstances, the Company may be required to issue additional shares of Common Stock for any New Notes converted in connection with a notice of optional redemption. The Company will not be able to effect any optional redemption during a delisting event or unless all conversion shares and warrant shares are freely tradable and unless certain other conditions specified in the New Notes Indenture are satisfied.

The New Notes will be convertible at any time at the option of the holders thereof, provided that the holder is prohibited from converting New Notes into shares of Common Stock if, upon such conversion, the converting holder (together with certain affiliates and “group” members) would beneficially own more than 4.9% of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Cap”). In addition, prior to such time that the Company obtains the stockholder approval for the issuance of shares of Common Stock in excess of the limitations imposed by the NYSE rules (the “NYSE Cap”), the holder is prohibited from converting New Notes into shares of Common Stock in excess of such NYSE Cap, and the Company would instead be required to settle any conversion in cash if the Company is not able to obtain the stockholder approval within the grace period specified in the New Notes Indenture.

If the Company undergoes a “Major Transaction” (as defined in the New Notes Indenture), holders may require the Company to repurchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus (i) accrued and unpaid interest to, but excluding, the repurchase date and (ii) the make-whole amount as determined pursuant to the New Notes Indenture. In addition, at the election of the holders of the New Notes, the Company may be required to issue additional shares of Common Stock for any New Notes converted in connection with a Major Transaction.

The New Notes will be guaranteed by the Company’s material subsidiaries and secured by (i) a security interest in substantially all of the assets of the Company and its domestic and material subsidiaries and (ii) a pledge of the equity interests of the Company’s direct and indirect subsidiaries, subject to certain customary exceptions. The New Notes Indenture contains certain specified events of default, the occurrence of which would entitle the holders of the New Notes to demand repayment of all outstanding principal and accrued interest on the New Notes, together with a make-whole payment as determined pursuant to the New Notes Indenture. Such events of default include, among others, failure to make any payment under the New Notes when due, failure to observe or perform certain covenants under the New Notes or the other transaction documents related thereto (subject in certain cases to specified cure periods), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgment levied against the Company and any event of default by the Company under other indebtedness.

The New Notes Indenture will also include a number of affirmative covenants, including covenants regarding compliance with applicable laws and regulations, reporting, maintenance of property, payment of taxes and maintenance of insurance, among other covenants. The New Notes Indenture will also include a number of restrictive covenants, including restrictions on business combinations, incurrence of additional liens or indebtedness, prepayments of other indebtedness, dispositions, investments, and transactions with affiliates, in each case subject to certain exceptions. The Company will also be required to comply with certain financial maintenance covenants, including a minimum revenue covenant and, starting with the fiscal quarter ending March 31, 2025, a minimum liquidity covenant. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to certain exceptions.

Warrants

The New Notes Indenture will also provide for the issuance of warrants to purchase Common Stock (the “Warrants”) in connection with (i) redemption of the New Notes or (ii) acceleration of the New Notes following the occurrence of an Event of Default as a result of a failure by the Company to settle any conversion in cash. Any Warrants issued will cover the same number of shares of Common Stock underlying, and at an exercise price equal to the conversion price of, the prepaid New Notes. If issued, the Warrants will be exercisable on a cash or cashless (net exercise) basis, and will be subject to a beneficial ownership cap and a NYSE Cap (until such time that stockholder approval is obtained), as well as certain other customary anti-dilution adjustments upon the occurrence of certain events such as stock splits, subdivisions, reclassifications or combinations of Common Stock. Upon the consummation of a “Major Transaction” (as defined in the Warrants), holders of the Warrants may elect to (i) have their Warrants redeemed by the Company for an amount equal to the Black-Scholes value of such Warrant, in cash or, if applicable, in the form of the consideration paid to the Company’s stockholders in a Major Transaction, or (ii) have such Warrants be assumed by the successor to the Company in a Major Transaction, if applicable. Holders of the Warrants are also entitled to participate in any dividends or distributions to holders of Common Stock at the time such dividends or distributions are paid to such stockholders.

If issued, the Warrants and the shares of Common Stock issuable upon their exercise will be issued in a private placement pursuant to Section 4(a)(2) of the Securities Act in transactions not involving a public offering (or, in the case of the issuance of shares of Common Stock pursuant to certain non-cash exercises of the Warrants, pursuant to Section 3(a)(9) under the Securities Act as an exchange with existing security holders).

Registration Rights Agreement

Pursuant to the Exchange Agreements, the Company has also agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, or such other form as required to effect a registration of the Common Stock issued or issuable upon conversion of or pursuant to the Series B New Notes and certain of the Warrants (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Series B New Notes and Warrants to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 10 business days following the closing of the Transactions.

The foregoing description of the Exchange Agreements, the New Notes Indenture, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Purchase and Exchange Agreement, Form of Registration Rights Agreement, Form of New Notes Indenture and Form of Warrant, a copy of each of which is filed herewith as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

With respect to that certain Credit Agreement and Guaranty, dated as of October 2, 2020, by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP as the Administrative Agent (such Credit Agreement, as amended to date, the “Secured Credit Facility”), on February 28, 2023, the Company prepaid $85.0 million in principal, representing the entire amount outstanding under the Secured Credit Facility, together with accrued interest on such prepaid principal of $1,882,018.06 and a prepayment fee of $5.1 million as required under the terms of the Secured Credit Facility.

The foregoing discussion, to the extent involving the Secured Credit Facility, does not purport to be complete and is qualified in its entirety by reference to the original Secured Credit Facility as well as the first and second amendments thereto, which are Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the New Notes and the New Notes Indenture is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance and sale of the New Notes and Warrants is incorporated herein by reference.

Item 8.01. Other Events.

Supplemental Risk Factors

In light of the Transactions described in Item 1.01 of this Current Report on Form 8-K assuming closing of the Transactions, the Company is supplementing the risk factors previously disclosed in Part I., Item 1A. of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 28, 2023, to include the following risk factor under the heading “Risk Factors – Risks related to our indebtedness”:

The terms of our convertible senior secured notes will require us to meet certain operating and financial covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

Assuming a closing of the transactions contemplated by the Exchange Agreements, we will issue $305.3 million aggregate principal amount of our 4.5% convertible senior secured notes due 2028, or the convertible senior secured notes. The convertible senior secured notes will be secured by a first priority lien on substantially all of our and our subsidiaries’ assets (including our intellectual property) and will be guaranteed by our subsidiaries, in each case, excluding certain excluded assets and immaterial subsidiaries.

The indenture governing our convertible senior secured notes will restrict our ability to, among other restrictions, pursue certain dispositions, mergers or acquisitions, encumber our intellectual property, incur indebtedness or liens, pay dividends or make other payments in respect of our capital stock, make investments and engage in certain other business transactions. In addition, the indenture contains financial covenants that will require us to maintain revenue in the prior four quarters of not less than $250.0 million and, starting with the quarter ending March 31, 2025, a minimum liquidity of at least 15% of the amount of our secured indebtedness then outstanding. If we fail to comply with these or any of the other covenants under the indenture and are unable to obtain a waiver or amendment, the holders of the convertible senior secured notes may, among other things, declare all of the convertible senior secured notes due and payable and exercise rights with respect to collateral securing those notes, each of which could significantly harm our business, financial condition and prospects and could cause the price of our common stock to decline.

If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

If our stockholders do not approve the conversion of the convertible senior secured notes, we may not have the cash necessary to settle such notes in cash upon conversion.

Our convertible senior secured notes will be convertible at any time at the option of the holders thereof, provided that the holders are prohibited from converting such notes into shares of common stock in excess of the limitations imposed by the rules of the New York Stock Exchange prior to such time that we obtain stockholder approval for the issuance of such excess shares of common stock. In the absence of stockholder approval, we will be required, after the grace period specified under the indenture with respect to the convertible senior secured notes, to settle any conversion of the excess shares in cash at the then current fair market value, if the holders elect to convert. If we are unable to obtain the requisite stockholder approval and holders convert the convertible senior secured notes, we may not have sufficient cash to satisfy our obligations to the converting holders.

We have a large amount of debt, servicing our debt requires a significant amount of cash, we may not have sufficient cash flow from our business to service our debt, and we may need to refinance all or a significant portion of our debt.

Assuming the closing of the transactions contemplated by the Exchange Agreements, as of such closing, we will have outstanding $44.3 million aggregate principal amount our existing convertible senior notes due 2024, or the existing 2024 notes, $1,150.0 million aggregate principal amount of our existing convertible senior notes due 2028, or the existing 2028 notes, and $305.3 million aggregate principal amount of our new convertible senior secured notes due 2028. We refer to the existing 2024 notes and the existing 2028 notes as the existing convertible notes.

Our substantial leverage could have significant negative consequences for our future operations, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financial for working capital, acquisitions, research and development expenditures, and general corporate purposes;

•	requiring the dedication of a substantial portion of our cash flow or our existing cash to service our indebtedness, thereby reducing the amount of our cash available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; or

•	placing us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt, including paying off the principal when due, and to make necessary capital expenditures. The respective conversion prices of our existing convertible notes are significantly higher than the prevailing market prices for our common stock, and our stock price would have to increase significantly in order for holders to convert such notes prior to maturity. If we are unable to generate cash flow necessary to service or repay our debt at maturity, we may be required to adopt one or more alternatives, including, but not limited to, selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time, and the terms of any such refinancing may be less favorable to us than the terms of our current indebtedness. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to repurchase our existing convertible notes or convertible senior secured notes upon a fundamental change or major transaction, as applicable, and the indenture governing our convertible senior secured notes contains, and our future debt may contain, limitations on our ability to pay cash to repurchase our existing convertible notes and other debt.

Holders of our existing convertible notes have the right to require us to repurchase all or any portion of their notes upon the occurrence of a fundamental change, as defined in the respective indentures governing our existing convertible notes, at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. The repurchase price for our 2028 convertible notes will also include unpaid interest on such notes to the maturity date. Similarly, holders of our convertible senior secured notes will have the right to require us to repurchase all or any portion of their notes upon the occurrence of a major transaction, as defined in the indenture governing our convertible senior secured notes, for an amount equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest and a make whole amount as set forth in such indenture. The indenture governing our convertible senior secured notes will limit our ability to pay cash to repurchase our existing convertible notes, and we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered for repurchase. In addition, our ability to repurchase our existing convertible notes or our convertible senior secured notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the respective indentures governing the notes would constitute a default under the relevant indentures. A default under an indenture or the occurrence of the fundamental change or major transaction itself could also lead to a default under the indentures governing our other convertible notes or any agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and to repay or repurchase our convertible notes.

The conditional conversion feature of our existing 2024 notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of our existing 2024 notes is triggered, holders of such notes will be entitled to convert the notes at any time during specified periods at their option. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating the closing of the transaction, including the timing of and conditions to closing; the anticipated use of proceeds from the transaction; and any expected benefits from the transaction. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transaction; the fact that the Company’s management will have broad discretion in the use of the proceeds from the transaction and risks and uncertainties related that use of proceeds; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its strategic business realignment plan and achieve the intended benefits thereof on the expected timeframe or at all; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the transaction; and the other risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the Commission. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of New Notes Indenture

4.2	Form of Warrant

10.1	Form of Purchase and Exchange Agreement

10.2	Form of Registration Rights Agreement

Exhibit No.	Description

10.4	Credit Agreement and Guaranty, dated as of October 2, 2020, by and among Invitae Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

10.5	Amendment No. 1, dated as of April 3, 2021, by and among Invitae Corporation, the subsidiary guarantors from time to time party thereto, the lenders party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent, to Credit Agreement and Guaranty, dated as of October 2, 2020, by and among Invitae Corporation, the subsidiary guarantors from time to time party thereto, the lenders party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 5, 2021).

10.6	Amendment No. 2, dated as of September 20, 2021, by and among Invitae Corporation, the subsidiary guarantors from time to time party thereto, the lenders party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent, to Credit Agreement and Guaranty, dated as of October 2, 2020, by and among Invitae Corporation, the subsidiary guarantors from time to time party thereto, the lenders party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2023	INVITAE CORPORATION

/s/ Thomas R. Brida
Thomas R. Brida
General Counsel